SUMMARY PLAN DESCRIPTION

The 401(k)

ELIGIBILITY
The Plan is open to
all full-time and
part-time ADP
associates who have
completed one year
of service and have
attained age 21.
Part-time
associates must
work at least 1,000
hours to be
eligible.

ENROLLMENT
To enroll, you
simply complete and
return an
enrollment form
indicating:
  The amount you
want to contribute;
  How you want your
money invested; and
  The beneficiary
to receive your
account if you
should die.
     Your membership
in the Plan will
begin with your
first payroll
deduction.

HOW THE PLAN WORKS
The basic operation
of the Plan is
simple.
  The Company adds
contributions to
your account.
  Tax savings are
added to your
account.
  You divide your
money among three
investment options.
  No taxes are paid
on any earnings in
your account until
withdrawn, and then
very favorable tax
treatments may be
available.

CONTRIBUTING TO THE
PLAN
There are two types
of contributions
which can be made
to your account:
  Your
Contributions --
Your decision to
contribute is
completely
voluntary.  Your
contributions are
made from earnings
before taxes are
taken out -- from
1% up to 6% of your
total earnings.
Total earnings
include any pay
received during the
year, including
bonus, commissions,
overtime pay, etc.,
but excluding
relocation pay and
car allowances.
There may be
restrictions on
contributions from
certain higher-paid
associates.
  Company Matching
Contribution--The
matching
contribution is
made in ADP stock
and is equal to 40%
of the first 4% of
your contributions.
Once you've
participated in the
Plan for 60 months,
beginning after
January 1, 1991,
the Company
matching
contribution will
increase to 50% of
the first 4% of
your contributions.
You must be
employed as of
December 31st in
order to have the
Company match
credited to your
account.
     Your account
also grows through
tax savings in two
ways:
  Immediate Tax
Savings--
Contributing from
your pay before
taxes are taken out
instantly gives you
more money to
invest.  Federal
Withholding Taxes
that would have
been paid on the
money you
contribute are
deposited instead
in to the Plan.
Depending on where
you live or work,
you may also save
state and local
income taxes.
  Tax Deferred
Earnings--No taxes
are paid on any
earnings in the
Plan until they are
withdrawn.  Your
account will
continue to grow on
a tax-deferred
basis.

INVESTING YOUR
SAVINGS
The Plan offers
three options for
investing savings.
You can choose one,
two, or all three.
However, the
Company matching
contribution must
be held for two
years in Company
stock before it can
be transferred to
another investment
account.
  The Fixed Income
Fund is invested in
fixed income
investments,
including but not
limited to those
issued by the U.S.
government or
corporations.  Its
purpose is to
provide you with
competitive rates
of return and
preserve your
investment capital.
  The Diversified
Equity Fund is
invested in a
diversified
portfolio of common
stock of selected,
publicly owned
corporations.  The
primary objective
is growth of
principal, but
since the value of
common stocks can
decease as well as
increase, the value
of your account in
the Diversified
Equity Fund will
fluctuate.
  The Life
Insurance Option
allows you to use
up to 25% of your
contributions to
purchase permanent
life insurance on
your own life.  If
selected during
your initial
enrollment period,
this life insurance
is available
without physical
examination.  It
will build cash
values which earn
competitive
interest rates, and
it is completely
portable.  If you
leave ADP for any
reason, you can tax
your policy with
you, without any
changes in
insurance company
rates or features.
You may also cancel
your life insurance
at any time.
     Your
contributions are
divided in 25%
multiples between
the Fixed Income
and Diversified
Equity Funds.  If
you choose the Life
Insurance Option,
contributions for
Life Insurance will
be made first and
the remainder of
your contributions
will be invested in
the other options.
You may change your
investment
elections in
January or July
each year.

VESTING

Vesting means you
have a guaranteed
right to the ADP
matching
contribution.
     Once you have
three years of
service, you'll be
entitled to 100% of
the Company match
and any investment
gains related to
the match.
     If you leave ADP
after two years of
service but less
than three, you'll
be entitled to keep
50% of both the
company matching
contribution and
investment gains.
     If you leave ADP
before two years of
service, you will
not acquire
ownership of any
Company match.  The
non-vested Company
match that you
earned will be
forfeited after
five consecutive
one-year breaks in
service.
     Service is a
period of time
beginning from the
date of employment
with ADP to the
date of severance
from the Company,
which is the
earlier of:
  The date of
discharge,
retirement or
death; or
  The first
anniversary of the
date continuous
absence from work
began for any
reason other than a
leave of absence.
     A break in
service will occur
if you resign, are
discharged, or
retire.  If you
were not vested at
the time you left,
the years of
service you earned
can be lost and
your Company match
forfeited.
However, service
will be restored to
your original
service date if you
are rehired within
12 months.  If you
are rehired after a
12-month period,
your service will
be restored after
you complete one
year of services
provided:
  You were not
vested or 50%
vested and your are
reemployed  prior
to the fifth
anniversary of the
date you
terminated; or
  You were 100%
vested when you
terminated
employment.
     If you leave ADP
after two years of
service and receive
payment of your
vested Company
match on or after
termination of
employment, the
non-vested portion
of your Company
match will be
forfeited.  If you
later resume
employment with the
Company, the
forfeited amount
will be restored if
you repay the full
amount of the
distribution upon
the earlier of:
  Five years after
the date your are
subsequently re-
employed by the
Company; or
  Five consecutive
one-year breaks in
service.
     However, no
matter when you
leave, you'll
always be entitled
to the value of
your own
contributions, tax
savings, and any
earnings on your
contributions.

DISTRIBUTIONS
DURING YOUR CAREER
You will
automatically
receive, without
penalty, the full
value of your
account at
termination of
employment, onset
of a disability,
death, or April 1,
following the year
you turn 70.5.
     However, if the
value of your
account is more
than $3,500, no
distribution will
be made without
your permission.
You may defer
distribution of
your account until
age 65.
     You may also
withdraw your
contributions from
the Plan in the
event of a
financial hardship.
A Hardship
Withdrawal is
allowed for certain
authorized purposes
such as purchasing
a primary home,
preventing eviction
from or foreclosure
on your home,
paying for your
dependents' college
education, or
paying
extraordinary
medical expenses.
A Hardship
Withdrawal requires
approval of the
Plan Committee.
All Financial
Hardship
Withdrawals must
comply with
regulations
established by the
IRS.  These
regulations place
certain
restrictions/limit
ations on hardship
withdrawals.

DEATH BENEFIT
In the event of
your death, your
spouse will receive
the full value of
your account.  You
may elect to have
other beneficiaries
share in the
process or name
beneficiaries other
than your spouse.
If you do, your
spouse must sign a
waiver form which
is witnessed by a
Plan representative
or a notary public.

LOANS
You can borrow up
to 50% of your
vested account
balance in an
amount not less
than $1,000, up to
a maximum of
$50,000.  Loans
must be repaid
through payroll
deductions within
one, three, or five
years, and you have
to repay any
outstanding loan
before a new loan
can be made.  The
interest rate paid
on the loan will be
equal to the prime
rate at the time
the loan is made
plus one percentage
point.
     Loans are
available on the
first day of each
month.  To apply
for one, you must
complete a loan
application which
must be received by
the Corporate
office by the
fifteenth of the
prior month.  The
Committee is
responsible for
administering the
loan program.  The
participant is
responsible for any
loss caused by non-
payment or default
of a loan.

            1994 CHANGES TO THE COMPREHENSIVE HEALTH CARE PLAN,
              FLEXIBLE SPENDING ACCOUNTS AND SURVIVOR BENEFITS


  Comprehensive Health Care
  -  Added Coverage Under Managed Care (in-network only) For:
     -  Mammograms
     -  Colon-Rectal Screenings
     -  Immunizations

  Flexible Spending Accounts
  -  Increased the Health Care-Plus Annual Maximum to $2500

  Survivor Benefits
  -  Added Family Coverage to the Personal Accident Insurance
     Plan


            1994 CHANGES TO THE 401(k) PORTION OF THE RETIREMENT
                     CAPITAL ACCUMULATION PLAN INCLUDE:

  Addition of Another Investment Fund - The ADP Stock Fund which is invested in ADP Stock. Contributions of 1% are permitted in the Fund which purchases ADP stock at a 15% discount. Associates who contribute to the Fund are permitted to invest a total of 7% of salary into the Plan rather than the normal 6%.

  Company Match Increased From 40% on the first 5% of contributions to 40% on the first 6% of contributions if you participate in the ADP Stock Fund. The 1% match on the ADP
  Stock Fund purchases stock at a 15% discount.

1993 CHANGES TO THE 401(K) PORTION OF THE RETIREMENT CAPITAL
ACCUMULATION PLAN INCLUDE:

     COMPANY MATCH INCREASED FROM 40% ON THE FIRST 4% OF
     CONTRIBUTIONS TO 40% ON THE FIRST 5% OF CONTRIBUTIONS

     ADDITION OF ANOTHER INVESTMENT FUND -- THE BALANCED FUND
     WHICH INVESTS PRIMARILY IN STOCKS AND BONDS TO "BALANCE"
     YOUR MONEY AND REDUCE YOUR RISK.

     INVESTMENT FUND ELECTIONS IN 10% INCREMENTS

     QUARTERLY INVESTMENT FUND ELECTION CHANGES ON JANUARY 1,
     APRIL 1, JULY 1, & OCTOBER 1

     ROLLOVERS FROM QUALIFIED RETIREMENT PLANS PERMITTED INTO
     OUR PLAN

  **************************************************************
  ******
  ALL 1/1/94 PLAN CHANGES WILL BE COMMUNICATED IN THE NEXT
  PRINTING.
  **************************************************************
  *******